Exhibit 5.1

lawyers@saul.com www.saul.com

January 13, 2014

Altisource Residential Corporation

c/o Altisource Asset Management Corporation

402 Strand St.

Frederiksted, United States Virgin Islands 00840-3531

Re:	Altisource Residential Corporation
Registration Statement on Form S-11 (No. 333-192422)

Ladies and Gentlemen:

We have acted as Maryland counsel to Altisource Residential Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of 10,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and up to 1,500,000 additional shares of the Company’s common stock, par value $0.01 per share, to cover overallotments (collectively, the “Shares”), proposed to be issued and sold in an underwritten public offering covered by the Registration Statement on Form S-11 (No. 333-192422) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and all amendments thereto (collectively, the “Registration Statement”).

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i) the Registration Statement filed by the Company with the Commission under the Act;

(ii) the prospectus contained in the Registration Statement (the “Prospectus”); and

(iii) the certificate from American Stock Transfer & Trust Company, LLC, dated as of January 13, 2014, regarding, among other things, the total number of issued and outstanding shares of Common Stock.

♦♦♦
DELAWARE MARYLAND MASSACHUSETTS NEW JERSEY NEW YORK PENNSYLVANIA WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

Altisource Residential Corporation

January 13, 2014

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(iv) a certified copy of the Articles of Amendment and Restatement of the Company filed with the Maryland State Department of Assessments and Taxation (“SDAT”) on November 30, 2012 (the “Articles of Amendment and Restatement”);

(v) a certified copy of the Articles of Supplementary reclassifying the Company’s Class A common stock, par value $0.01 to Class B common stock, par value $0.01, filed with and certified by the SDAT on April 4, 2013 (the “Articles Supplementary”);

(vi) a certified copy of the Articles of Amendment changing the name of the Company’s Class B common stock, par value $0.01 to Common Stock, filed with and certified by the SDAT on April 4, 2013 (the “Articles of Amendment”);

(vii) a certified copy of the Articles of Restatement filed with and certified by the SDAT on April 4, 2013 (the “Articles of Restatement”; together with the Articles of Amendment and Restatement, Articles Supplementary and Articles of Amendment, the “Charter”);

(viii) a copy of the Bylaws of the Company (the “Bylaws”);

(ix) resolutions adopted by the Board of Directors of the Company on November 19, 2013 relating to, among other matters, the registration and issuance of the Shares (the “Resolutions”);

(x) the form of certificate for the Common Stock;

(xi) a certificate of status for the Company issued by the SDAT dated January 9, 2014;

(xii) a certificate of the secretary of the Company as to the authenticity of the Charter and Bylaws of the Company, the Resolutions of the Company’s board of directors approving the filing of the Registration Statement, the reservation of any shares of Common Stock, the issuance of any securities convertible into any shares of Common Stock by the Company or any of its affiliates and other matters that we have deemed necessary and appropriate; and

(xiii) such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a) that all signatures on all Documents and any other documents submitted to us for examination are genuine;

Altisource Residential Corporation

January 13, 2014

(b) the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c) the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d) that all persons executing Documents on behalf of any party (other than the Company) are duly authorized;

(e) that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(f) that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of Shares that would have an adverse effect on the due authorization or valid issuance or delivery of the Shares;

(g) that at the time of delivery of the Shares, the authorization of the issuance of the Shares will not have been modified or rescinded;

(h) that the issuance, execution and delivery of the Shares, and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(i) that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of the Shares of the Company as contemplated by the Registration Statement is not less than the par value per share;

(j) that the Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Charter;

(k) that no additional shares of Common Stock will be issued by the Company prior to the full issuance of all of the Shares.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Stephen H. Gray, as secretary of the Company, and have assumed that the secretary’s certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Altisource Residential Corporation

January 13, 2014

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1. The Company is a corporation duly incorporated, existing and in good standing under the laws of the State of Maryland.

2. The Shares are duly authorized and, when and if the Shares are duly issued and delivered in the manner and for the consideration contemplated by each of the Resolutions, the Registration Statement, the Prospectus, and the applicable supplement or supplements to the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii) We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii) We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are for your benefit and are furnished only with respect to the transactions contemplated by the Documents. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

SAUL EWING LLP